Exhibit 99.1
Penumbra, Inc. Reports Fourth Quarter and Full Year 2018 Financial Results

ALAMEDA, CA, February 26, 2019 (PR Newswire) - Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the fourth quarter and full year ended December 31, 2018.

Financial Highlights:

•	Revenue of $120.8 million for the fourth quarter of 2018, an increase of 25.8%, or 26.9% in constant currency[1], over the fourth quarter of 2017.

•	Revenue of $444.9 million for the full year 2018, an increase of 33.3%, or 32.2% in constant currency[1], over the prior year.

“Penumbra had a strong fourth quarter which capped a tremendous year of exceptional growth and patient impact,” said Adam Elsesser, Penumbra’s chairman, president and chief executive officer. “In the fourth quarter, we saw our strongest sequential revenue growth of the year, which resulted in strong year over year growth against difficult fourth quarter comparisons, particularly in our neuro and international markets. We made great progress across the business, including the launch of our peripheral embolization products into new international markets, which resulted in a shift of revenue from neuro to vascular in the fourth quarter.”

Fourth Quarter 2018 Financial Results
Total revenue grew to $120.8 million for the fourth quarter of 2018 compared to $96.1 million for the fourth quarter of 2017, an increase of 25.8%, or 26.9% on a constant currency basis. The United States represented 67% of total revenue and international represented 33% of total revenue for the fourth quarter of 2018. Revenue from sales of neuro products grew to $74.0 million for the fourth quarter of 2018, an increase of 9.9%, or 11.2% on a constant currency basis. Revenue from sales of vascular products grew to $46.8 million for the fourth quarter of 2018, an increase of 62.8%, or 63.6% on a constant currency basis.

Gross profit was $78.7 million, or 65.2% of total revenue, for the fourth quarter of 2018, compared to $63.7 million, or 66.3% of total revenue, for the fourth quarter of 2017.

Total operating expenses were $72.0 million, or 59.6% of total revenue, for the fourth quarter of 2018, compared to $59.9 million, or 62.3% of total revenue, for the fourth quarter of 2017. The fourth quarter of 2018 is the first full quarter following the acquisition of a controlling interest in MVI Health Inc. and is included in our total operating expenses. R&D expenses were $10.9 million for the fourth quarter of 2018, compared to $8.4 million for the fourth quarter of 2017. SG&A expenses were $61.2 million for the fourth quarter of 2018, compared to $51.5 million for the fourth quarter of 2017.

Operating income was $6.7 million for the fourth quarter of 2018, compared to an operating income of $3.9 million for the fourth quarter of 2017.

As of December 31, 2018, cash and cash equivalents and marketable investments totaled $200.9 million.

Full Year 2018 Financial Results
Total revenue grew to $444.9 million for the year ended December 31, 2018, compared to $333.8 million for 2017, an increase of 33.3%, or 32.2% in constant currency. The United States represented 65% of total revenue and international represented 35% of total revenue for the year ended December 31, 2018. Revenue from sales of neuro products grew to $294.3 million for 2018, an increase of 26.6%, or 25.3% on a constant currency basis. Revenue from sales of vascular products grew to $150.6 million for 2018, an increase of 48.6%, or 48.0% on a constant currency basis.

Gross profit was $292.5 million, or 65.7% of total revenue, for the year ended December 31, 2018, compared to $217.1 million, or 65.1% of total revenue, for the year ended December 31, 2017.

1See “Non-GAAP Financial Measures” below for important information about our use of constant currency and other non-GAAP measures.

For the year ended December 31, 2018, total operating expenses include a $30.8 million acquired in-process research and development (“IPR&D”) charge in connection with the acquisition of a controlling interest in MVI Health Inc. which was accounted for as an asset acquisition. Total operating expenses for the year ended December 31, 2018 were $293.4 million, or 65.9% of total revenue. Excluding the IPR&D charge, total non-GAAP operating expenses1 were $262.6 million, or 59.0% of total revenue, for the year ended December 31, 2018. This compares to total operating expenses of $216.0 million, or 64.7% of total revenue, for the year ended December 31, 2017. R&D expenses were $36.2 million for the year ended December 31, 2018, compared to $31.7 million for the year ended December 31, 2017. SG&A expenses were $226.4 million for the year ended December 31, 2018, compared to $184.3 million for the year ended December 31, 2017.

Operating loss was $0.9 million for the year ended December 31, 2018. Excluding the IPR&D charge, non-GAAP operating income1 was $30.0 million for the year ended December 31, 2018. This compares to operating income of $1.2 million for the year ended December 31, 2017.

Full Year 2019 Financial Outlook
Penumbra projects total revenue for 2019 to be in the range of $525 million to $535 million.

Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss financial results for the fourth quarter and year ended December 31, 2018 after market close on Tuesday, February 26, 2019 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (866) 393-4306 for domestic callers or (734) 385-2616 for international callers (conference id: 6696873), or the webcast can be accessed on the “Events” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for two weeks following the completion of the call.

About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets medical devices and has a broad portfolio of products that addresses challenging medical conditions and significant clinical needs. Penumbra sells its products to hospitals primarily through its direct sales organization in the United States, most of Europe, Canada and Australia, and through distributors in select international markets. The Penumbra logo is a trademark of Penumbra, Inc. For more information, visit www.penumbrainc.com.

1See “Non-GAAP Financial Measures” below for important information about our use of non-GAAP measures, including further information about our non-GAAP operating expenses and non-GAAP operating income measures.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) non-GAAP operating expenses and non-GAAP operating income, b) non-GAAP net income (loss) and non-GAAP diluted earnings per share (“EPS”), and c) constant currency.

Non-GAAP operating expenses and non-GAAP operating income. The Company defines non-GAAP operating expenses as total operating expenses, excluding the IPR&D charge in connection with the MVI Health Inc. asset acquisition. Non-GAAP operating income is defined as income (loss) from operations, excluding the same IPR&D charge.

Non-GAAP net income (loss) and non-GAAP diluted EPS. The Company defines non-GAAP net income (loss) as net income excluding a) the IPR&D charge in connection with the MVI Health Inc. asset acquisition, b) the income tax effects from the Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), and c) the effects of the excess tax benefits associated with share-based compensation arrangements, net of any related valuation allowance. The Company defines non-GAAP diluted EPS as GAAP diluted EPS, excluding the effects of the same items above.

Constant currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business. Revenue growth was not reported on a constant currency basis for this period as the percentages were deemed not significant but revenue growth on a constant currency basis is included in the reconciliation below.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income (loss), and non-GAAP diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed. These metrics exclude the effects of the IPR&D charge in connection with the MVI Health Inc. asset acquisition, and, in the case of non-GAAP net income (loss) and non-GAAP diluted EPS, the income tax effects from the Tax Reform Act, as well as the effects of excess tax benefits associated with share-based compensation arrangements, net of any related valuation allowance.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2018, which we expect to file with the SEC on or before March 1, 2019. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$67,850	$50,637
Marketable investments	133,039	163,954
Accounts receivable, net	81,896	58,007
Inventories	115,741	94,901
Prepaid expenses and other current assets	12,200	14,735
Total current assets	410,726	382,234
Property and equipment, net	35,407	30,899
Intangible assets, net	27,245	23,778
Goodwill	7,813	8,178
Long-term investments	—	3,872
Deferred taxes	32,940	26,690
Other non-current assets	875	1,016
Total assets	$515,006	$476,667
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,176	$6,757
Accrued liabilities	57,886	44,825
Total current liabilities	66,062	51,582
Deferred rent	7,586	6,199
Other non-current liabilities	18,943	18,478
Total liabilities	92,591	76,259
Stockholders’ equity:
Preferred stock	—	—
Common stock	34	33
Additional paid-in capital	415,084	396,810
Accumulated other comprehensive (loss) income	(1,942)	1,569
Retained earnings	9,064	1,996
Total Penumbra, Inc. stockholders’ equity	422,240	400,408
Non-controlling interest	175	—
Total stockholders’ equity	$422,415	$400,408
Total liabilities and stockholders’ equity	$515,006	$476,667

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$120,793	$96,051	$444,938	$333,764
Cost of revenue	42,081	32,324	152,405	116,622
Gross profit	78,712	63,727	292,533	217,142
Operating expenses:
Research and development	10,867	8,401	36,165	31,661
Sales, general and administrative	61,176	51,470	226,385	184,316
Acquired in-process research and development	—	—	30,835	—
Total operating expenses	72,043	59,871	293,385	215,977
Income (loss) from operations	6,669	3,856	(852)	1,165
Interest income, net	724	727	2,964	2,653
Other expense, net	(44)	(677)	(504)	(1,342)
Income before income taxes and equity in losses of unconsolidated investee	7,349	3,906	1,608	2,476
Provision for (benefit from) income taxes	885	(5,904)	(4,403)	(3,611)
Income before equity in losses of unconsolidated investee	6,464	9,810	6,011	6,087
Equity in losses of unconsolidated investee	—	(727)	(3,101)	(1,430)
Consolidated net income	$6,464	$9,083	$2,910	$4,657
Net loss attributable to non-controlling interest	$(195)	$—	$(3,691)	$—
Net income attributable to Penumbra, Inc.	$6,659	$9,083	$6,601	$4,657
Net income attributable to Penumbra, Inc. per share:
Basic	$0.19	$0.27	$0.19	$0.14
Diluted	$0.18	$0.25	$0.18	$0.13
Weighted average shares outstanding:
Basic	34,378,415	33,606,943	34,138,176	32,978,065
Diluted	36,150,450	35,833,621	36,086,821	35,319,103

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2018	2017	$	%	$	$	%
United States	$80,645	$61,615	$19,030	30.9%	$—	$19,030	30.9%
International	40,148	34,436	5,712	16.6%	1,062	6,774	19.7%
Total	$120,793	$96,051	$24,742	25.8%	$1,062	$25,804	26.9%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2018	2017	$	%	$	$	%
Neuro	$74,015	$67,324	$6,691	9.9%	$845	$7,536	11.2%
Vascular	46,778	28,727	18,051	62.8%	217	18,268	63.6%
Total	$120,793	$96,051	$24,742	25.8%	$1,062	$25,804	26.9%

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Year Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2018	2017	$	%	$	$	%
United States	$290,716	$219,173	$71,543	32.6%	$—	$71,543	32.6%
International	154,222	114,591	39,631	34.6%	(3,749)	35,882	31.3%
Total	$444,938	$333,764	$111,174	33.3%	$(3,749)	$107,425	32.2%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Year Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2018	2017	$	%	$	$	%
Neuro	$294,333	$232,446	$61,887	26.6%	$(3,076)	$58,811	25.3%
Vascular	150,605	101,318	49,287	48.6%	(673)	48,614	48.0%
Total	$444,938	$333,764	$111,174	33.3%	$(3,749)	$107,425	32.2%

1See “Non-GAAP Financial Measures” above for important information about our use of this non-GAAP measure and further information about our calculation of constant currency results.

Penumbra, Inc.
Reconciliation of GAAP Operating Expenses and Income (Loss) from Operations to Non-GAAP Operating Expenses and Non-GAAP Operating Income1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP total operating expenses	$72,043	$59,871	$293,385	$215,977
GAAP operating expenses includes the effect of the following items:
IPR&D charge in connection with an asset acquisition[2]	—	—	30,835	—
Non-GAAP operating expenses	$72,043	$59,871	$262,550	$215,977

GAAP income (loss) from operations	$6,669	$3,856	$(852)	$1,165
GAAP income (loss) from operations includes the effect of the following items:
IPR&D charge in connection with an asset acquisition[2]	—	—	30,835	—
Non-GAAP operating income	$6,669	$3,856	$29,983	$1,165

Penumbra, Inc.
Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Net Income (Loss) and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31, 2018		Three Months Ended December 31, 2017		Year Ended December 31, 2018		Year Ended December 31, 2017
	Net income (loss)	Diluted EPS	Net income (loss)	Diluted EPS	Net income (loss)	Diluted EPS	Net income (loss)	Diluted EPS
GAAP measures	$6,659	$0.18	$9,083	$0.25	$6,601	$0.18	$4,657	$0.13
Items reconciling GAAP net income and EPS to non-GAAP net income (loss) and EPS:
Acquired IPR&D in connection with an asset acquisition[2]	—	—	—	—	27,393	0.76	—	—
Effects of the transition tax and the rate change on the net deferred tax assets resulting from the Tax Reform Act[3]	(13)	—	15,414	0.43	75	—	15,414	0.47
Excess tax benefits related to stock compensation awards[4]	(1,965)	(0.05)	(3,597)	(0.10)	(15,575)	(0.43)	(22,679)	(0.69)
Net valuation allowance[5]	—	—	(17,356)	(0.48)	—	—	2,409	0.07
Effect of dilutive shares on EPS[6]	—	—	—	—	—	—	—	0.01
Non-GAAP measures	$4,681	$0.13	$3,544	$0.10	$18,494	$0.51	$(199)	$(0.01)

1 See “Non-GAAP Financial Measures” above for important information about our use of non-GAAP measures and further information about our non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income (loss) and non-GAAP diluted EPS measures.
2 On August 31, 2018, the Company acquired a controlling interest in MVI Health Inc. which was accounted for as an asset acquisition. In connection with the transaction, the Company recorded a $30.8 million IPR&D charge during the year ended December 31, 2018, in the consolidated statements of operations related to the acquired technology under development from MVI Health Inc. Of the total IPR&D charge, $27.4 million was attributable to the net loss of Penumbra, Inc. There was no effect on the benefit from income taxes for the year ended December 31, 2018 related to the IPR&D charge.
3 On December 22, 2017, the Tax Reform Act was enacted into law. This new tax law, among other changes, reduces the Company’s U.S. federal statutory corporate income tax rate from 34% to 21% effective January 1, 2018. During the three months and year ended December 31, 2017, the Company recorded a one-time income tax expense adjustment related to the revaluation of its deferred taxes due to a reduction of the U.S. federal statutory corporate income tax rate. During the first quarter of 2018, the Company recorded a provisional tax charge for the one-time transition tax on the undistributed earnings of its foreign subsidiaries. During the three months and year ended December 31, 2018, the Company completed its accounting for the tax effect of the transition tax under ASC 740 and adjusted the previously recorded provisional tax charge. The adjustment was deemed immaterial to the consolidated financial statements.
4 In accordance with Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting, all excess tax benefits related to share-based compensation is recognized as an income tax benefit, instead of in stockholders’ equity.
5 During the three months and year ended December 31, 2017, the Company recorded a tax benefit of $19.8 million related to the release of a valuation allowance, partially offset by a tax expense of $2.4 million related to a valuation allowance established against our federal research and development credit deferred tax assets.
6 For the purposes of calculating Non-GAAP diluted EPS for the year ended December 31, 2017, diluted weighted average shares outstanding of 32,978,065 was used, which is the same as basic weighted average shares outstanding for that period, as a non-GAAP net loss was incurred in the period.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.